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                                                                   Exhibit 10.17

                              CONSULTING AGREEMENT

AGREEMENT made this 1st day of October, 2000, between CATHRYN V. TULL, d/b/a First Choice Consulting, whose address is 11314 Hazen, Houston TX 77072 ("Consultant"), and VENCO COMPLIANCE, INC. a Texas corporation that is a wholly owned subsidiary of INTERNET LAW LIBRARY, INC., a Delaware corporation, whose principal place of business is located at 4301 Windfern Road, Houston, Texas 77041 ("Company").

WHEREAS, the Company desires to engage the services of the Consultant to perform for the Company consulting services regarding functions for the operation of Venco Compliance, Inc., as an independent contractor and not as an employee;


NOW, THEREFORE, it is agreed as follows:

1. Term. The respective duties and obligations of the contracting parties shall be for a period of one year, beginning on October 1, 2000, with the right to renew for a one-year term on each anniversary date, and may be terminated by either party giving thirty (30) days' written notice to the other party at the addresses stated above or at an address chosen after the signing of this agreement and communicated to the party giving notice.

2. Duties of Consultant. Consultant will devote her best efforts to promote the business of Company. Consultant will not engage in any commercial activity that competes with the business of Company unless the Consultant has obtained Company's prior approval. Consultant will be available to consult with the Company, including its Board of Directors, its officers, and the heads of its administrative staff, at reasonable times, concerning matters pertaining to any areas of concern in such business of the Company. Consultant shall not have the authority to bind or obligate Company, its Board of Directors, its officers, or any other members of the Company in any transactions or communications nor shall Consultant make claim to have any such authority.

3. Liability. With regard to the services to be performed by Consultant pursuant to the terms of this agreement, Consultant shall not be liable to Company, or to anyone who may claim any right due to any relationship with Company, for any acts or omissions in the performance of services on the part of Consultant or on the part of the agents or employees of Consultant, except when said acts or omissions of Consultant are due to willful misconduct or gross negligence. Company will hold Consultant free and harmless from any obligations, costs, claims, judgments, attorneys' fees, and attachments arising from or growing out of the services rendered to Company under the terms of this Agreement or in any way connected with the rendering of services, except when the same shall arise due to the willful misconduct or gross negligence of Consultant and the
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Consultant is adjudged to be guilty of willful misconduct or gross negligence by a court of competent jurisdiction.

4. Compensation. Consultant will receive compensation at least monthly from Company for the performance of the services to rendered to Company under this Agreement at the rate of Six Thousand Dollars ($6,000) per month for work performed by Consultant. In addition, Company will reimburse Consultant for any reasonable out-of-pocket expenses incurred by Consultant in the performance of its duties under this Agreement outside the state of Texas, provided the duties have been requested by Company and provided such expenses are supported by itemized statements and receipts. Any expenses of Consultant for duties performed within the state of Texas are the responsibility of Consultant.

5. Performance Bonus. As additional compensation, Company will pay to Consultant an annual cash bonus, based on performance, as follows:

     a. For total revenues over $500,000 per year, a bonus of $10,000 payable 45 days after the Accounting Closing Date.

     b. For total revenues over $750,000 per year, a bonus of $20,000 payable 45 days after the Accounting Closing Date.

     c. For total revenues over $1,000,000 per year, a bonus of $30,000 payable 45 days after the Accounting Closing Date.

6. Mediation. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be first submitted to mediation before either party may file suit against the other for its enforcement.

IN WITNESS WHEREOF, the parties have signed this Agreement effective on the 1st day of October, 2000 .

VENCO COMPLIANCE, INC. "Company"

By /s/ Robert Sarlay, President           Date signed: October 1, 2000
CATHRYN V. TULL, d/b/a First Choice Consulting
"Consultant"

/s/ Cathryn V. Tull                       Date signed: October 1, 2000